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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549

                                 FORM 8-K/A
                              (Amendment No. 1)

                               CURRENT REPORT
   Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)      February 22, 2005
                                                ----------------------------

                      ENGINEERED SUPPORT SYSTEMS, INC.
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             (Exact Name of Registrant as Specified in Charter)


        MISSOURI                        0-13880               43-1313242
(State of Incorporation)         (Commission File No.)       (IRS Employer
                                                          Identification No.)


201 Evans Lane, St. Louis, Missouri                              63121
(Address of principal executive officer)                      (Zip Code)


Registrant's telephone number including area code:  (314) 553-4000



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






Explanatory Note: This Amendment No. 1 on Form 8-K/A amends the Report on
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Form 8-K ("Form 8-K") filed on February 18, 2005 by Engineered Support
Systems, Inc. (the "Company"), and is being filed for the purpose of amending and clarifying the policy undertaken by the Company as set forth in
Item 8.01 of the Form 8-K.


Item  8.01        Other Events.

                  In its proxy statement for its Annual Meeting of Shareholders to be held on March 1, 2005, the Company has requested shareholder approval of the Engineered Support Systems, Inc. 2005 Non-Executive Stock Option Plan (the "Plan") and the reservation of 400,000 shares of Engineered Support Systems, Inc. common stock for future issuance under the Plan. In order to facilitate approval of this proposal and address shareholder concerns regarding the number of options the Company intends to grant during the three fiscal years in the period beginning with fiscal 2005, the Board of Directors of the Company has confirmed its commitment to the Company's shareholders that, if the Plan is approved by the Company's shareholders at the 2005 Annual Meeting, the Company will limit the grant of options under all Company plans in any fiscal year during that period, such that the ratio of the three-year average annual option grants to total outstanding shares (determined by reference to the number of shares subject to option grants made in a given fiscal year divided by the number of shares that the Company projects to be outstanding at the end of such fiscal year) will not exceed 2.0%.




                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ENGINEERED SUPPORT SYSTEMS, INC.


Date: February 22, 2005      BY:  /s/  Gary C. Gerhardt
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                                       Gary C. Gerhardt
                                       Vice Chairman and Chief Financial Officer